FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 15, 2009

SANSWIRE CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23532	88-0292161
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

101 NE 3 rd Ave., Fort Lauderdale, FL 33301 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 954-332-3759

Former Name or Former Address, if Changed Since Last Report)

Copies to :
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11 th Floor
New York, New York  10005
Facsimile: 516-977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to September 2008 Financing Documents

On April 17, 2009, Sanswire Corp. (the “Company”) entered into an amendment (the “GTC Amendment”) to the Subscription Agreement, dated September 17, 2008 (the “Subscription Agreement”), by and between the Company and Global Telesat Corp., a Virginia corporation (“GTC”) pursuant to which the Company agreed (i) to extend the expiration date of both the Series A Warrant and Series B Warrant issued in the name of GTC from October 15, 2010 to December 31, 2010 and (ii) extend the final date that GTC may make up to two additional purchases of the Company’s securities, from October 15, 2008 and December 15, 2008, respectively, until December 31, 2010 and December 31, 2010, respectively.

Loan Termination Agreement for December 2008 Financing Documents

On April 17, 2009, the Company, GTC and Jonathan D. Leinwand, the Company’s Chief Executive Officer (“Leinwand”) entered into that certain loan termination agreement (the “Termination Agreement”) pursuant to which the Company acknowledged that it defaulted under the terms of that certain secured convertible promissory note, dated December 18, 2008, in the aggregate principal amount of $50,000 (the “Dec 2008 GTC Note”).  In connection with the issuance of the Dec 2008 GTC Note, the Company, GTC and Leinwand entered into that certain pledge agreement, dated December 18, 2008 (the “Dec 2008 GTC Pledge Agreement”) pursuant to which the Dec 2008 GTC Note is secured by 1,000,000 shares of common stock of the Company held by Leinwand (the “Dec 2008 Pledged Shares”).  Pursuant to the Termination Agreement, the Company and Leinwand acknowledged that as a consequence of the Company’s default under the Dec 2008 GTC Note, GTC foreclosed its lien and security interest in the Pledged Shares.  As a result, GTC acknowledged that by virtue of its ownership in the Pledged Shares, the Dec 2008 GTC Note was deemed satisfied in full.

April 2009 Credit Facility

On April 15, 2009, Sanswire-Tao Corp., a Florida corporation (“STC”), which is a joint venture 50% owned by the Company and 50% owned by TAO Technologies GmbH, and GTC entered into that certain credit facility agreement (the “Credit Facility Agreement”) pursuant to which GTC agreed to lend STC, from time to time, up to an aggregate principal amount of €800,000 (the “Maximum Amount”) until the earlier of (i) December 31, 2009 or (ii) until GTC loans STC the Maximum Amount.  Any loan made under the Credit Facility Agreement shall mature and become due and payable, in full, together with all accrued but unpaid interest thereon, on the later of (i) December 31, 2011 or (ii) the date the Company receives the proceeds from its customer from the sale of its first 34 meter unmanned autonomously controlled mid-altitude airship (the “STS-111”).  As consideration for entering into the Credit Facility Agreement, STC agreed to pay GTC an amount equal to fifty percent (50%) of the STS-111 Net Sale Proceeds, when, as and if the Company receives such proceeds.  For purposes of the Credit Facility Agreement, the term “STS-111 Net Sale Proceeds” shall mean the actual proceeds received by STC for the sale of the first STS-111 minus the actual cost of construction.

On April 15, 2009, STC, GTC and International Legal Consultants, a Dubai corporation (“ILC”), entered into that certain assignment and assumption agreement (the “Credit Facility Assignment Agreement”) pursuant to which GTC assigned all of its rights, title and interest in and to the Credit Facility Agreement to ILC.

April 2009 GTC Services Agreement

On April 15, 2009, the Company and Global Telesat Services Corp., a British Virgin Islands corporation, entered into that certain services agreement (the “2009 GTC Services Agreement”) pursuant to which the Company engaged GTC to provide various, design, marketing and other services and assistance to the Company in connection with the development the STS-111.  The initial term of the 2009 GTC Services Agreement shall be until the earlier of (i) the completion of the all of the services to be provided by GTC in accordance with the 2009 GTC Services Agreement or (ii) December 31, 2010.  In consideration for the services to be provided by GTC in accordance with the 2009 GTC Services Agreement, the Company shall issue to GTC an aggregate amount of 12,500,000 shares of the Company’s common stock to be issued in accordance with the following schedule: (i) 7,500,000 shares of common stock to be issued upon execution of the 2009 GTC Services Agreement and (ii) 833,335 shares of the Company’s common stock to be issued on May 1, 2009 and (ii) 833,333 shares of the Company’s common stock to be issued on the first day of each month beginning on June 1, 2009 and continuing until October 1, 2009.

April 2009 Subscription Agreements

On April 17, 2009, the Company and GTC entered into that certain subscription agreement (the “April 2009 GTC Agreement”) pursuant to which GTC purchased 3,809,524 shares of the Company’s common stock for an aggregate purchase price of $400,000.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

10.1	Credit Facility Agreement, dated April 15, 2009, by and between Sanswire Corp. and Global Telesat Corp.
10.2	Assignment and Assumption Agreement, dated April 15, 2009, by and between Sanswire Corp., Global Telesat Corp. and International Legal Consultants
10.3	Services Agreement, dated April 15, 2009, by and between Sanswire Corp. and Global Telesat Corp.
10.4	Amendment to the Subscription Agreement, dated September 17, 2008, by and between Sanswire Corp. and Global Telesat Corp., dated April 17, 2009
10.5	Loan Termination Agreement, dated April 17, 2009, by and among Sanswire Corp., Jonathan D. Leinwand and Global Telesat Corp.
10.6	Subscription Agreement, dated April 17, 2009, by and between Sanswire Corp. and Global Telesat Corp.
10.7	Subscription Agreement, dated April 18, 2009

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SANSWIRE CORP.

Dated: April 21, 2009	By: /s/ Jonathan Leinwand
Jonathan Leinwand
Chief Executive Officer